Exhibit 99.1

AMMO, Inc. Announces Closing of Underwriters’ $2.6 Million Over-Allotment of Common Stock

- $2.1 Million in Debt Converted by the Company’s CEO -

SCOTTSDALE, Ariz., December 17, 2020 — AMMO, Inc. (Nasdaq: POWW ) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, announced today the December 11, 2020 closing of underwriters’ over-allotment option to purchase up to 1,284,643 additional shares of common stock at the public offering price in the amount of $2,697,750, less commissions and underwriting discounts.

Alexander Capital, L.P. and Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as joint bookrunners for the Offering. Lucosky Brookman served as the Company’s legal counsel. Cozen O’Connor served as Underwriter’s counsel.

The shares of common stock described above were offered by AMMO pursuant to a registration statement on Form S-1 (File No. 333-248800) that was initially filed by the Company with the U.S. Securities and Exchange Commission (SEC) on September 15, 2020 and declared effective by the SEC on November 30, 2020. The Offering was made by means of a written prospectus that forms a part of the registration statement. A final prospectus relating to the Offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov and may also be obtained from Alexander Capital, L.P., 17 State Street, New York, New York 10014, 212-687-5650, info@alexandercapitallp.com.

Separately, Forest Street, LLC has converted to equity $2.1 million of its $3.5 million loan provided to the Company on September 23, 2020. Forest Street, LLC received 1 million shares of AMMO common stock and the subject Note principal balance has been reduced to $1.4 million. Forest Street, LLC is owned by AMMO’s Chairman and CEO, Fred Wagenhals. “I made this loan on favorable market terms to the Company because I believe in our mission and see the enormous daily advances our team is making in growing the business. In consultation with our Board, I determined to further commit myself to the long-term financial success of AMMO through this transaction. I am a shareholder and this transaction increases my holdings as we continue to work night and day to enhance shareholder value in our expanding business platform,” stated Mr. Wagenhals.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com